EXHIBIT (a)(1)(vii)

Micrel Tender Offer

Home

Contact Us

Welcome to the Tender Offer

Enter your login details below.

User Id

Password/PIN Forgotten PIN?

Login

To get started, provide your login details using the fields on the left. If you have forgotten your PIN, you can recover access to your account by clicking Forgotten PIN? link on the left.

MICREL

Copyright 2009 Computershare. All rights reserved.

Micrel Tender Offer

Home

Contact Us

Login

Login

1. Terms and conditions 2. Change PIN 3. Security Questions 4. Contact Details 5. Confirmation

Terms And Conditions & Privacy Statement

Options Exchange Website Terms and Conditions

License to you

Your stock plan administrator (the “Issuer”) has retained Computershare to provide this web-based service. Computershare grants you a single, non-exclusive, non-transferable and limited personal license to access and use this service. Each separate use of this web service constitutes an acceptance of the terms and conditions as stated at that time. If you do not consent to the web service terms and conditions, you will not be able to use the service. For your protection and the protection of other users, we ask you not to share your Login ID and PIN with another person for any purpose as facilitating another’s access is an unauthorized use.

This service is not intended as a solicitation of securities transactions or financial, accounting, legal or tax advice. Any information provided herein is general in nature and based on authorities that are subject to change. Applicability to specific situations should be determined through consultation with your legal, financial and/or tax advisor. You agree that Computershare will not be liable in any way for the information provided herein.

The Issuer is responsible for the content of this website and you should contact the Issuer regarding the content. If you are aware of any error in information related to your shareholdings, contributions through payroll, options grants, company awards or the like (including individual tax information), please contact the Issuer.

DISCLAIMER

THIS INFORMATION/WEB SERVICE IS PROVIDED AS IS AND COMPUTERSHARE SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESSED, IMPLIED OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT. IN NO EVENT WILL COMPUTERSHARE BE LIABLE FOR ANY DAMAGES, INCLUDING WITHOUT LIMITATION DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWSOEVER CAUSED, ARISING OUT OF USE OF THIS SERVICE OR WEBSITE OR RELIANCE ON THE INFORMATION OR SERVICES PROVIDED OR IN CONNECTION WITH ANY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DEFECT, DELAY IN OPERATION OR TRANSMISSION, COMPUTER VIRUS OR LINE OR SYSTEM FAILURE.

Privacy Statement

Terms And Conditions & Privacy Statement

Privacy Policy

Computershare wants to make your on-line experience satisfying and safe. Our aim is to safeguard the privacy and security of your personal information while providing a personalized service that meets your individual preference and needs. At all times we comply with applicable laws and regulations governing the confidentiality and security of information we receive and maintain on your behalf. We operate websites on behalf of several affiliated companies.

What information do we obtain about you and what do we use it for?

Computershare collects personal information through our websites primarily to make it easier for you to use our on-line services. Depending on the services which you are accessing, you may be asked to provide personal information such as your name, address, phone number, social security number, e-mail address, bank account details, proxy voting preferences and information on your current shareholdings. We use Social Security numbers for many purposes, especially to comply with federal and state laws such as tax laws and anti-money-laundering laws. We may use personal information to maintain your account or portfolio, to process any requests and to provide you with the best possible service, all in accordance with applicable laws. We may, for example, use your information to update your details across several holdings in your portfolio.

Although we may share your information with Computershare-affiliated companies and with other service providers as necessary to process a transaction or service your account, such parties are legally bound not to disclose the information in any manner, unless required or permitted by law or other governmental regulations. We will not disclose your personal information to anyone outside these parties or sell to any parties for unsolicited marketing purposes.

Cookies

In order to improve the quality of our website and services, we may from time to time send you what is known as a “cookie” as permitted by applicable laws and regulations. A cookie is a piece of text that a website transfers to your computer’s hard drive. This cookie does not allow Computershare access to your hard drive, but it assists in identifying, for example, whether you have visited our website on a previous occasion. Only the site that posted the cookie can read it.

Please note that the websites to which this site may be linked may also make use of their own cookies to collect information from you. Most browsers will automatically accept a cookie, but it may be possible to set your browser to notify you prior to a cookie being sent at which point you can accept or reject it.

Security precautions to protect personal information.

We employ appropriate administrative, technical and physical safeguards to protect to protect your personal information and to ensure that it is not accessed by unauthorized persons. Information is held on secure servers and is encrypted for transfer wherever this is possible. Computershare uses the same type and level of secure encryption used to transmit credit card details over the Internet when buying merchandise online. Our security procedures may also require you to provide proof of identification before we will release personal information to you. This proof may be in addition to any password required to gain access to our online service. Multiple incorrect attempts or invalidation will result in a lockout from the information. We undergo periodic reviews of our security policies and procedures to ensure that our systems are secure and protected.

We recommend that you never divulge your identification numbers, username, or password to

Terms And Conditions & Privacy Statement

anyone else. You should also never write your password down or store it on your computer and you should make sure you change it regularly. Computershare will never initiate an email to you requesting your personal information. If you have further questions about Identity Theft, you may find the Federal Trade Commission website helpful.

Accessing and updating your information

You may request a copy of the information, which we hold about you by writing to us at our nearest office. There may be a small charge for this service. We also try to ensure that all information, which we hold for you, is accurate. If you find any inaccuracies we will delete these or correct them promptly. Communication with you may be impeded if the information we hold is inadequate or inaccurate.

This Statement only applies to Computershare websites and does not apply to any websites from which you may have linked to this website or to any website to which you may link from this website.

Changes to Privacy Policy

Computershare may change this privacy policy from time to time. Each time you visit the website, please see the “Effective Date” to determine if it has been revised since the last time you entered the site. A “Revised” notation will serve as notice to you that a change has been made.

Revised March 17, 2009

I have read and understood and accept the Terms and Conditions and the Privacy Statement.

Yes

No

Next

Copyright 2009 Computershare. All rights reserved.

Micrel Tender Offer

Home

Contact Us

Login

Login

1. Terms and conditions 2. Change PIN 3. Security Questions 4. Contact Details 5. Confirmation

The new PIN must be a 5-11 digit number.

Change PIN

New PIN:

Confirm New PIN:

As a security measure, please enter your current PIN for validation.

Current PIN:

Previous Next

Copyright 2009 Computershare. All rights reserved.

Micrel Tender Offer

Home

Contact Us

Login

Login

1. Terms and conditions 2. Change PIN 3. Security Questions 4. Contact Details 5. Confirmation

Please confirm that the following details are correct before clicking ‘Submit’.

Confirmation

Terms and conditions accepted: Yes

PIN updated: Yes

Security questions and answers:

Mothers maiden name: mom

First pets name: pet

Fathers given name: dad

Contact details:

Email address: bj.olsen@test.com

Previous Next

Copyright 2009 Computershare. All rights reserved.

Test_first A. Test_Last

Logout

Micrel Tender Offer

Tender Offer

Tender Offer

Documentation

Security Details

Personal Details

Contact Us

Tender Offer

Documentation

Security Details

Personal Details

MICREL

Documentation

Click on Document name link to open or save the document.

Documents

Description

Document Name

Offer to Exchange including Summary Term Sheet and Questions and Answers, and Instructions.

Offer to Exchange

Email to all Eligible Employees

Email to all Eligible Employees from Ray Zinn

Election Form

Micrel, Incorporated Election Form

Form of Agreement to Terms of Election

Micrel, Incorporated Agreement to Terms of Election

Micrel’s 2003 Stock Option and RSU Plan

2003 Incentive Award Plan

2003 Prospectus

2003 Incentive Award Plan Prospectus

Micrel’s sample grant agreement

Grant Agreement

Exhibit A for Micrel’s sample grant agreement

Grant Agreement Exhibit A

Micrel’s proxy statement for the 2009 Annual Meeting

Micrel Proxy Statement

Micrel’s annual report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for fiscal year ended December 31, 2008

Micrel 10K 2008

Micrel’s quarterly report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for quarterly period ended June 30, 2009

Micrel Form 10Q June 2009

Micrel’s quarterly report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for quarterly period ended March 31, 2009

Micrel Form 10Q March 2009

Copyright 2009 Computershare. All rights reserved.

Test_first A. Test_Last Logout

Micrel Tender Offer

Tender Offer

Tender Offer

Documentation

Security Details

Personal Details

Contact Us

Tender Offer

Documentation

Security Details

Personal Details

MICREL

Tender Offer

1. Elections 2. Summary 3. Confirmation

Welcome to Micrel’s stock option exchange program.

NOTE: THE NEW EXERCISE PRICE SHOWN BELOW IS AN ESTIMATE ONLY. THE ACTUAL EXERCISE PRICE WILL BE DETERMINED ON THE OFFER EXPIRATION DATE.

YOUR SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU HAVE READ AND AGREED TO THE AGREEMENT TO THE TERMS OF ELECTION.

This offer will expire on 10/30/2009 at 2:59 AM ET.

Tender offer – Cash

Grant Date

Exercise Price

Options Eligible for Exchange

Exchange Value

Exchange Value per Option

Number of Options to Exchange

Accept Offer?

3/14/2002 $ 22.86 384 $ 19.20 $ 0.05 Exchange All Do Not Exchange

3/14/2002 $ 22.86 576 $ 28.80 $ 0.05 Exchange All Do Not Exchange

Tender offer - Options

Grant Date

Exercise Price

Options Eligible for Exchange

Exchange Ratio Number of New Options

New Exercise Price

New Vesting Period

Number of Options to Exchange

Accept Offer?

6/13/2003 $ 10.72 6,666 1.7 for 1 3,921 $ 9.80

Exchange All

Do Not Exchange

10/28/2003

$ 15.32

500

2.35 for 1

212

$ 9.80

Exchange All

Do Not Exchange

5/13/2008 $ 9.86 1,800 1.7 for 1 1,058 $ 9.80 Exchange All Do Not Exchange

Copyright 2009 Computershare. All rights reserved.

Test_first A. Test_LastLogout

Micrel Tender Offer

Tender Offer

Tender Offer

Documentation

Security Details

Personal Details

Contact Us

Tender Offer

Documentation

Security Details

Personal Details

MICREL

Tender Offer

1. Elections 2. Summary 3. Confirmation

Welcome to Micrel’s stock option exchange program.

NOTE: THE NEW EXERCISE PRICE SHOWN BELOW IS AN ESTIMATE ONLY. THE ACTUAL EXERCISE PRICE WILL BE DETERMINED ON THE OFFER EXPIRATION DATE.

YOUR SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU HAVE READ AND AGREED TO THE AGREEMENT TO THE TERMS OF ELECTION.

This offer will expire on 10/30/2009 at 2:59 AM ET.

Tender offer - Cash

Grant Date Exercise Price Options Eligible for Exchange Exchange Value Exchange Value per Option Number of Options to Exchange Accept Offer?

3/14/2002 $ 22.86 384 $ 19.20 $ 0.05 384 Exchange All Do Not Exchange

3/14/2002 $ 22.86 576 $ 28.80 $ 0.05 0 Exchange All Do Not Exchange

Tender offer - Options

Grant Date Exercise Price Options Eligible for Exchange Exchange Ratio Number of New Options New Exercise Price New Vesting Period Number of Options to Exchange Accept Offer?

6/13/2003 $ 10.72 6,666 1.7 for 1 3,921 $ 9.80 6666 Exchange All Do Not Exchange

10/28/2003 $ 15.32 500 2.35 for 1 212 $ 9.80 0 Exchange All Do Not Exchange

5/13/2008 $ 9.86 1,800 1.7 for 1 1,058 $ 9.80 1800 Exchange All Do Not Exchange

Cancel Next >

Copyright © 2009 Computershare. All rights reserved.

Top of Form

Test_first A. Test_LastLogout

Micrel Tender Offer

- Tender Offer
  - Tender Offer
  - Documentation
  - Security Details
  - Personal Details
- Contact Us
- Tender Offer
- Documentation
- Security Details
- Personal Details

MICREL®

Tender Offer

» 1. Elections» 2. **Summary**» 3. Confirmation

In order to complete the election process, please review the information below. If you agree with the information, please enter your PIN and click Submit. If you would like to make changes, please click the Previous button on this page (not your browser) to make the necessary changes.

Tender offer - Cash

Grant Date	Grant ID	Options Eligible for Exchange	Options Exchanged	Options Not Exchanged
3/14/2002	9999999999991	384	384	0
3/14/2002	9999999999992	576	0	576

Tender offer - Options

Grant Date	Grant ID	Options Eligible for Exchange	Options Exchanged	Options Not Exchanged
6/13/2003	9999999999994	6,666	6,666	0
10/28/2003	9999999999995	500	0	500
5/13/2008	9999999999993	1,800	1,800	0

After you read the Election Form terms and conditions and select which eligible options you wish to exchange, please re-enter your PIN below and click submit in order to complete your transaction. By clicking submit, you acknowledge and agree to the terms and conditions of this Offer.

Cancel <Previous Submit

Bottom of Form

Copyright © 2009 Computershare. All rights reserved.

Top of Form

Test_first A. Test_LastLogout

Micrel Tender Offer

Tender Offer

Tender Offer

Documentation

Security Details

Personal Details

Contact Us

Tender Offer

Documentation

Security Details

Personal Details

Micrel®

Tender Offer

Top of Form

1. Elections 2. Summary 3. Confirmation

Your transaction has been submitted successfully. Please print this page for your record.

Your confirmation number : CONF.1

Test_first A. Test_Last

111 MAIN STREET

UNIT 1111

SHELTON

CONNECTICUT

06484

UNITED STATES

Tender offer – Cash

Grant Date Grant ID Options Eligible for Exchange Options Exchanged Options Not Exchanged Exchange Value Per Option Total Estimated Cash Value

3/14/2002 9999999999991 384 384 0 $ 0.05 $ 19.20

3/14/2002 9999999999992 576 0 576 $ 0.05 $ 0.00

Tender offer - Options

Grant Date	Grant ID	Options Eligible for Exchange	Options Exchanged	Options Not Exchanged	Exchange Ratio	New Exercise Price	New Vesting Period	Number of New Options Issued
6/13/2003	9999999999994	6,666	6,666	0	1.7 for 1	$ 9.80		3,921
10/28/2003	9999999999995	500	0	500	2.35 for 1	$ 9.80		0
5/13/2008	9999999999993	1,800	1,800	0	1.7 for 1	$ 9.80		1,058

Copyright © 2009 Computershare. All rights reserved.

Test_first A. Test_LastLogout

Micrel Tender Offer

- Tender Offer
  - Tender Offer
  - Documentation
  - Security Details
  - Personal Details
- Contact Us

MICREL®

Contact Us

Please contact Lia Punches, Micrel's Stock Administrator, if you have any questions, at lia.punches@micrel.com or 408-435-3401 (from within North America) or 800-800-2045 (from outside North America)

Copyright © 2009 Computershare. All rights reserved.